CYANOTECH CORPORATION
                     73-4460 Queen Kaahumanu Hwy., Suite 102
                              Kailua-Kona, HI 96740


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             To be held Wednesday, September 17, 1997 at 2:00 P.M.


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cyanotech Corporation (the "Company") to be held on Wednesday, September 17, 1997 at 2:00 P.M., local time, at the King Kamehameha's Kona Beach Hotel, 75-5660 Palani Road, Kailua-Kona, Hawaii, for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting or until their successors are elected, by vote of holders of Common Stock and Series C Preferred Stock;

          2. To approve an amendment to the Company's 1995 Stock Option Plan (the "Plan"), increasing the number of shares which are reserved for issuance of options under the Plan from 400,000 to 800,000;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These  matters  are  more  fully   described  in  the  Proxy  Statement
accompanying this notice.

         The Board of Directors has fixed the close of business on July 21, 1997 as the record date for Stockholders entitled to notice of and to vote at this meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the meeting. Only stockholders of record at the close of business on July 21, 1997 are entitled to notice of and to vote at the Annual Meeting; however all stockholders are cordially invited to attend the meeting.


                                              By Order of the Board of Directors

                                              Ronald P. Scott
                                              Secretary

Kailua-Kona, Hawaii
July 21, 1997



PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND SAVE THE EXPENSE OF FURTHER COMMUNICATION. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY DO SO, BECAUSE YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

               Stockholders Should Read the Entire Proxy Statement
                   Carefully Prior to Returning Their Proxies

                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                              CYANOTECH CORPORATION

                          To Be Held September 17, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION ("Cyanotech" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 2:00 p.m., local time, on September 17, 1997 at the King Kamehameha's Kona Beach Hotel, 75- 5660 Palani Road, Kailua-Kona, Hawaii, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about July 28, 1997.

     The Company's principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740.

                         VOTING RIGHTS AND SOLICITATION

     The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting.

     The close of business on July 21, 1997 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Such stockholders have one (1) vote for each share so held on the matters to be voted on. Holders of 8% Cumulative Convertible Preferred Shares - Series C ("Series C Preferred Stock") of record at the close of business on July 21, 1997 are entitled to five votes for each share of such stock on all matters to be voted on. At July 21, 1997, Cyanotech had 12,848,962 shares of Common Stock, $.005 par value per share (the "Common Stock"), issued and outstanding; and 734,977 shares of 8% Series C Preferred Stock, each convertible into five shares of Common Stock. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. A plurality of votes cast by the holders of Common Stock and Series C Preferred Stock, voting as a single class, present at the meeting at which a quorum is present, is required for election of each of the six directors. A majority of the voting power of stockholders holding the Common Stock and Series C Preferred Stock, voting as a single class, present at the meeting at which a quorum is present, is required for approval of all other matters to be voted on. Abstentions are counted only for purposes of determining whether a quorum is present. Broker non-votes are not treated as votes nor are they counted in determining the existence of a quorum.

     Shares of the Company's Stock represented by proxies in the accompanying form which are properly executed and returned to Cyanotech will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal One - Election of Directors," FOR the increase in shares reserved for issuance under the Company's 1995 Stock Option Plan as described herein under "Proposal Two - Amendment to the 1995 Stock Option Plan," and FOR ratification of the selection of accountants as described herein under "Proposal Three - Ratification of Selection of

Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

     The entire cost of soliciting proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, e-mail, or facsimile or special letter by officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.


                             REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 73-4460 Queen Kaahumanu Hwy, Suite 102, Kailua- Kona, HI 96740, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders must be received by Cyanotech no later than April 1, 1998. The proposal must be mailed to the Company's principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

Nominees

     A board of six (6) directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the six nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director's successor has been elected and qualified. Voting for the election of directors is non-cumulative.

     In connection with the purchase by Eva R. Reichl in 1993 of 1,800,000 shares of the Company's Common Stock, certain holders of Common Stock, including Gerald R. Cysewski (the "Holders"), the

Company and Ms. Reichl entered into a Stockholders Agreement dated as of May 17, 1993 (the "Stockholders Agreement"). Under the Stockholders Agreement, the parties agreed that without approval of a majority of the Holders' and Ms. Reichl's shares, the Company would not propose, and the Holders and Ms. Reichl would not vote for, any resolution, Bylaw change or other proposal that would increase the Company's Board of Directors to more than six members. In addition, the Company is obligated under the Stockholders Agreement to notify Ms. Reichl of any Board elections so that she may nominate one person for election as a director. She has nominated herself at this election. At any Board election, the Holders and Ms. Reichl have agreed to vote their shares to elect such nominee. The Stockholders Agreement terminates when Ms. Reichl sells, transfers or disposes of any of the 1,800,000 shares acquired, other than by will, the laws of descent, or to an entity controlled by Ms. Reichl.

     The following table sets forth certain information regarding the nominees for election by holders of Common and Series C Preferred Stock to the Board of Directors, all of whom were elected at the last annual meeting.

                                                               Director
Name                          Principal Occupation             Since         Age
----                          --------------------             -----         ---
Julian C. Baker               Portfolio Manager for            1995           31
                              Laurence A. Tisch and
                              Preston R. Tisch

Gerald R. Cysewski, Ph.D.     Chairman of the Board,           1983           48
                              President and Chief
                              Executive Officer,
                              Cyanotech Corporation

Eva R. Reichl                 Private investor                 1993           78

Ronald P. Scott               Executive Vice President,        1995           42
                              Finance and Administration,
                              Cyanotech Corporation

John T. Ushijima              Partner, Ushijima &              1984           73
                              Ushijima (law firm)

Paul C. Yuen, Ph.D.           Dean, College of Engineering     1993           69
                              University of Hawaii at Manoa
                              (public university)

     Mr. Baker has served as a director of the Company since November 1995. Mr. Baker has been a portfolio manager for Laurence A. Tisch and Preston R. Tisch and for members of their family since 1994. From 1988 to 1993, Mr. Baker was a member of The Clipper Group and its predecessors, CS First Boston Merchant Bank and First Boston Venture Capital. Mr. Baker is a graduate of Harvard University. Laurence A. Tisch and Preston R. Tisch are Co-Chairmen and Co-Chief Executive Officers of Loews Corporation and own approximately 32% of the outstanding shares of that corporation. Loews Corporation owns approximately 84% of the outstanding shares of CNA Financial Corporation. CNA Financial Corporation, through a wholly owned subsidiary, is a major stockholder of Cyanotech. See " Security Ownership of Certain Beneficial Owners and Management."

     Dr. Cysewski co-founded the Company in 1983 and has served as a director of the Company since that time. Until June 1996, he also served as Scientific Director. Since March 1990, Dr. Cysewski has served as President and Chief Executive Officer of the Company and in October 1990 was also appointed to the position of Chairman of the Board. From 1988 to November 1990, he served as Vice Chairman of the Company. From 1980 to 1982, Dr. Cysewski was group leader of microalgae research and development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.



     Mrs. Reichl has served as a director of the Company since 1993. She is a private investor who has been involved in a variety of real estate and fruit growing operations in the states of Florida and Washington during the past ten years.

     Mr. Scott was appointed to the Board of Directors of the Company in November 1995, has served as Executive Vice President - Finance and Administration since August 1995, and has served as Secretary and Treasurer since November 1990 and June 1990, respectively. From December 1990 until August 1995, Mr. Scott served as Vice President - Finance and Administration. From September 1990 to December 1990, Mr. Scott served as Controller. From 1989 to 1990, he was Assistant Controller for PRIAM Corporation, a manufacturer of Winchester disk drives. From 1980 to 1989, he served in various accounting management positions with Measurex Corporation, a manufacturer of industrial process control systems. Mr. Scott holds a B.S. degree in Finance and Management from California State University, San Jose, and an M.B.A. degree from the University of Santa Clara.

     Mr. Ushijima has served as a director of the Company since 1984. He has been a Partner of the law firm of Ushijima & Ushijima, Hilo, Hawaii, for more than ten years. Mr. Ushijima is also a former Hawaii State Senator.

     Dr. Yuen has served as a director of the Company since August 1993. Dr. Yuen currently serves as Dean, College of Engineering for the University of Hawaii at Manoa. From July 1992 to March 1993, Dr. Yuen was Acting President of the University of Hawaii. From 1989 to 1992, Dr. Yuen was Interim Senior Vice President for Academic Affairs, University of Hawaii at Manoa. Dr. Yuen holds M.S. and Ph.D degrees in Electrical Engineering from the Illinois Institute of Technology. Dr. Yuen is also a director of Hawaiian Electric Company, Inc., a wholly owned subsidiary of Hawaiian Electric Industries, Inc.

     The Board of Directors recommends that holders of Common Stock and Series C Preferred Stock vote FOR all of the above named director nominees.

                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held five regular meetings in fiscal 1997. No incumbent director attended less than 75% of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

     The Board of Directors of the Company has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a standing nominating committee.

     The Audit Committee, which consisted of independent non-employee directors Yuen (chair), Reichl, and Ushijima held one regularly scheduled meeting during fiscal year 1997. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, its internal control structure, policies and procedures.

     The Compensation and Stock Option Committee, which also consisted of independent non-employee directors Ushijima (chair), Reichl, and Yuen in fiscal 1997, held three regularly scheduled meetings and one special meeting during the last fiscal year. Mr. Baker was added to the Compensation and Stock Option Committee as chairman in September, 1997, replacing Mr. Yuen. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the grants of stock options to officers and employees.

                              DIRECTOR REMUNERATION

     Each non-employee director is entitled to receive $500 per Board meeting attended and is reimbursed for all out-of-pocket costs incurred in connection with attendance at such meetings. In addition, each non-employee director has received, pursuant to the Company's 1994 Non-Employee Directors Stock Option and Stock Grant Plan (the "Non-Employee Directors Plan"), 10-year options to purchase 3,000 shares of the Company's Common Stock. On the date of the 1996 Annual Meeting of Stockholders, Mr. Baker received a 10-year option to purchase 3,000 shares of the Company's Common Stock. During the fiscal year ended March 31, 1997, each of the director nominees other than Messrs. Baker, Cysewski, and Scott received grants of 2,000 shares of Common Stock. On the date of the 1997 Annual Meeting of Stockholders, each non-employee director continuing as a director will receive, under the Non-Employee Directors Plan, an automatic grant of 2,000 shares of fully paid and non-assessable shares of Common Stock that are non-transferable for six months following the date of such grant.


                                  PROPOSAL TWO:
                     PROPOSAL TO APPROVE AN AMENDMENT TO THE
                             1995 STOCK OPTION PLAN

General

     The 1995 Incentive Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the stockholders in 1995 and a total of 400,000 shares of Common Stock were reserved for issuance thereunder.

     On May 22, 1997, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance thereunder by an additional 400,000 to an aggregate of 800,000 shares. At the Annual Meeting, the stockholders are being requested to approve this amendment. As of July 15, 1997, and without giving effect to the proposed amendment, a total of 400,000 shares had been reserved for issuance under the Plan, of which options to acquire 382,900 shares were issued and outstanding and options to acquire 17,100 shares remained available for future issuance.

     The Board of Directors believes that it is in the best interests of the Company to continue to provide employees with an opportunity to acquire Common Stock of the Company through stock options, thereby furthering the purposes of the Plan, to attract and retain employees and encourage their ownership of the Company's Common Stock. The Board of Directors has determined that the remaining shares available for grants under the Plan are insufficient for such purposes.

Summary of Plan

     The following is a summary of the principal features of the 1995 Plan. This summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the corporate Secretary at the Company's executive offices in Kailua-Kona, Hawaii, at 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

Option Grant Programs

     The 1995 Plan, which became effective with the approval by the stockholders at the 1995 Annual Meeting, contains two separate equity incentive programs: (i) a Discretionary Grant Program, under which employees and consultants may be granted options to purchase shares of the Company's common stock, and (ii) a Discounted Grant Program, under which employees may elect to have a portion of their base salary reduced each year in return for options to purchase shares of common stock at a discount from current fair market value.

     Options granted under the Discretionary Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-qualified options not intended to satisfy such requirements. All grants under the Discounted Grant Program will be non-qualified options.

Shares Reserved

     With the approval of this amendment, 800,000 shares of the Company's common stock will be reserved for issuance over the remainder of the original ten (10) year term of the 1995 Plan. The shares issuable under the 1995 Plan will be either shares of the Company's authorized but previously unissued common stock or shares of the Company's common stock reacquired by the Company, including shares purchased on the open market and held as treasury shares.

     If an option issued under the 1995 Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the 1995 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1995 Plan and all shares issued under the 1995 Plan will reduce on a share-for-share basis the number of shares of common stock available for subsequent grants.

Plan Administration

     The Discretionary Grant Program and the Discounted Grant Program will be administered by a committee of two or more non-employee Board members appointed by the Board, presently the Stock Option and Compensation Committee ("Committee").

Eligibility

     Any person who is employed by the Company or its subsidiaries (including officers) and consultants under contract to the Company are eligible to participate in the 1995 Plan. As of June 15, 1997, approximately ninety-two (92) employees were eligible to participate in the Plan and sixty-seven (67) such employees were participants.

Valuation

     For all purposes under the 1995 Plan, the fair market value per share of Common Stock on any relevant date will be the last reported (or in some cases the closing) price per share on such date as provided by a national reporting service. If there is no such price for such date, then the last reported (or in some cases the closing) price for the last previous date for which such quotation exists will be determinative of fair market value. On July 15, 1997, the fair market value of the Common Stock was $4.81 per share.


                           Discretionary Grant Program

     The option price per share for incentive stock options will not be less than 100% of the fair market value of the Common Stock on the grant date. The option price per share for non-statutory stock options will be determined by the Committee. No option will have a maximum term in excess of ten (10) years measured from the grant date. The Committee will have complete discretion to grant options (i) which are immediately exercisable for vested shares, or (ii) which become exercisable in installments for vested shares over the optionee's period of service.

     The option price for shares purchased under the Discretionary Grant Program may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. The option may also be exercised through a same-day program without any cash outlay on the optionee's part, and the Committee has the authority to extend loans to assist optionees in exercising options and to allow the payment of the purchase price of the shares issued upon exercise to be paid in installments over a period of years, with or without collateral.

     Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the limited period designated by the Committee at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company or any subsidiary corporation, whether as an employee or consultant.

     The Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the option price is paid for the purchased shares. Options are not assignable or transferable other than by will, a domestic relations order, or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

     The Committee may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in Common Stock. Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants.
                                        8

Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the occurrence of a Hostile Take-Over (as defined below), to the extent the option is at the time exercisable for shares of the Company's Common Stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the Take-Over Price per share over (ii) the option exercise price. The balance of the option (if any) will continue to remain outstanding and become exercisable and vested in accordance with the agreement evidencing such grant.

     For purposes of such limited stock appreciation right, the following definitions will be in effect:

     Hostile Take-Over: the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend the stockholders accept, provided at least 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the Company's officers and directors.

     Take-Over Price: the greater of (A) the fair market value of the vested shares of Common Stock subject to the canceled option, measured on the option cancellation date in accordance with the valuation provisions of the 1995 Plan described above, or (B) the highest reported price per share paid by the tender offerer in effecting the Hostile Take-Over.

     The Committee will have discretion to extend such limited stock appreciation rights to any or all outstanding options held by officers under the 1995 Plan. The Committee will also have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Grant Program which have exercise prices in excess of the then fair market value of the Common Stock and to issue replacement options with an exercise price based on the lower market value of the Common Stock at the time of the new grant.


                            Discounted Grant Program

     The Committee will have complete discretion in selecting the persons who are to participate in the Discounted Grant Program. As a condition to such participation, each selected person must, prior to the start of the calendar year of participation, file with the Committee an irrevocable authorization to the Company to reduce, by a designated multiple of 5%, his or her base salary for the upcoming calendar year. To the extent the Committee approves one or more salary reduction authorizations, those participants will be immediately granted options under the Discount Grant Program.

     Each option will be subject to substantially the same terms and conditions applicable to options grants made under the Discretionary Grant Program, except for the following differences:

                  (i) The Option price for the shares subject to each grant will be 33-1/3% of the fair market value per share of Common Stock on the grant date.

                  (ii) Each Discount Option will be for the number of shares determined by dividing the total dollar amount of the approved reduction in the participant's base salary by 66-2/3% of the fair market value per share of Common Stock on the grant date.

                  (iii) Provided the optionee continues in service, each Discount Option will become exercisable for 50% of the option shares twelve calendar months following the grant date and will become exercisable for the balance of the option shares in a series of six (6) equal successive monthly installments on the last day of each of the next six (6) calendar months.

                  (iv) If the optionee dies or becomes disabled while in service, any Unexercisable Discount Option will become exercisable for that number of option shares equal to (A) one-twelfth (1/12) of the total number of option shares multiplied by (B) the number of full calendar months which will have elapsed from the first calendar year for which the option is granted and the last day of the calendar month during which the optionee ceases service. Such option will expire at the earliest of its specified expiration date or one year after the date of death or disability.



                  (v) Each discount option will have a term of ten (10) years measured from the grant date, whether or not the optionee continues in service.

                               General Provisions

Option Acceleration

     Outstanding options under the 1995 Plan will become immediately exercisable in the event of certain changes in the ownership or control of the Company. The transactions which will trigger such option acceleration are as follows:

     Corporate Transaction: any one of the following stockholder-approved transactions:

     (i) a merger or consolidation in which the Company is not the surviving entity, except for change of state of incorporation;

     (ii) the sale, transfer or other disposition of substantially all of the Company's assets in liquidation or dissolution of the Company; or

     (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

     Change in Control: any of the following events:

     (i) the acquisition of more than 50% of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend the stockholders accept; or

     (ii) a change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

     In the event of a Corporate Transaction, each option at the time outstanding under the 1995 Plan will automatically become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares. However, an outstanding option under the Discretionary Grant or Discount Grant Program will not so accelerate if and to the extent: (i) such option is either to be assumed by the successor corporation (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. The Committee will have the discretion to provide for the subsequent acceleration of any option which does not accelerate at the time of the Corporate Transaction, in the event the optionee's service terminates within a designated period following such Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options under the 1995 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

     The Committee has full power and authority, exercisable either in advance of any anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Grant Program so that each such option will, immediately prior to the Change in Control, become exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares. The Committee may condition such accelerated option vesting upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control. Upon a Change in Control, each outstanding option under the Discount Grant Program will become immediately exercisable for all of the shares of Common Stock at the time subject to such option.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Changes in Capitalization

     In the event any change is made to the Common Stock issuable under the 1995 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, and (ii), the number and/or class of securities and price per share in effect under each outstanding option.

     Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction (as defined above) will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to number and class of securities available for issuance under the 1995 Plan.

     Option grants under the 1995 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Financial Assistance

     The Committee may authorize loans or installment payments in order to assist optionees in financing the exercise of outstanding options under the Discretionary Grant or Discount Grant Program. The form in which such assistance is to be made available (including Company loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Committee. However, the maximum amount of financing provided any optionee may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, State and local taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the optionee's period of service with the Company.

Special Tax Election

     The Committee may provide one or more holders of nonqualified options under the Discretionary Grant or Discounted Grant Program with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such optionees in satisfaction of the Federal and State income and employment tax withholding liability incurred by them in connection with the exercise of their options. Alternatively, the Committee may allow such individuals to deliver already existing shares of the Company's Common Stock in payment of such tax liability.

Amendment and Termination

     The Board may amend or modify the 1995 Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees without their consent. In addition, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the 1995 Plan, except to reflect certain changes in the Company's capital structure, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to optionees under the 1995 Plan.

     The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on August 9, 2005. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

                         Federal Income Tax Consequences
General

     The following is a brief description of certain Federal income tax considerations with respect to the Plan and participation therein. There can be no assurance that such considerations will not be altered by future changes in the law or administrative interpretations. In addition, optionees may be subject to certain State and local taxes which are not described herein and which may differ from taxes imposed under Federal law.

     Because an optionee's tax circumstances may differ from those of other optionees, and because there may be changes in applicable tax law, it is recommended that each optionee consult with a qualified tax adviser concerning the tax consequences of participation in the Plan.

Incentive Tax Options

     In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an Incentive Stock Option under the Plan, provided that the

Option is exercised within three months after the termination of the optionee's employment (one year in the case of the optionee's death or disability). The difference between the exercise price and the fair market value of the shares of Common Stock on the date the Option is exercised is, however, an adjustment item for purposes of the optionee's alternative minimum tax. When the stock received upon exercise of the Option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the Option related to such stock. If the above-mentioned holding period requirements are not satisfied, the subsequent sale of stock received upon exercise of an Incentive Stock Option is treated as a "disqualifying disposition." In general, an optionee will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of Common Stock on the date the Incentive Stock Option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price; and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of Common Stock on the date the Incentive Stock Option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the optionee recognizes.

     If an Incentive Stock Option is not exercised within the three months after the termination of the optionee's employment (one year in the case of death or disability of the optionee), it will be treated for Federal income tax purposes as a nonqualified stock option, as described below.

     In general, an optionee who pays the exercise price of an Incentive Stock Option, in whole or in part, by delivering shares of Common Stock already owned by the optionee will recognize no gain or loss for Federal income tax purposes on the shares surrendered. However, if the shares delivered to exercise the Incentive Stock Option were acquired pursuant to the prior exercise of an Incentive Stock Option and the holding period requirements discussed above have not been met with respect to such shares, the delivery of such shares to exercise the Incentive Stock Option will be considered a taxable disposition of the shares. Under proposed Treasury Regulations, a portion of shares received upon exercise of an Incentive Stock Option equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered
(increased, if applicable, by any income recognized as a result of the exchange), and the holding period of such shares will include the holding period of the shares surrendered (except for purposes of determining whether there has been a disqualifying disposition of the shares). The basis of the additional shares received upon such exercise will be zero, and the holding period of such shares for all purposes will begin on the day after the day that the Option is exercised.

Nonqualified Stock Options

     The grant of Nonqualified Stock Options under the Plan will not result in the recognition of taxable income to an optionee or in a deduction to the Company. Upon exercise an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of each share of Common Stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of Common Stock received upon the exercise of a Nonqualified Stock Option is taxed as capital gain or loss to the optionee (long-term or short-term, depending upon the holding period of the stock sold).

     An optionee who pays the exercise price of a Nonqualified Stock Option, in whole or in part, by delivering shares of Common Stock already owned by the optionee will recognize no gain or loss for Federal income tax purposes on the shares surrendered. With respect to shares of Common Stock acquired upon exercise which are equal in number to the shares of Common Stock surrendered, the basis and holding period of such shares will be equal to the basis and holding period of the shares surrendered. With respect to any additional shares of Common Stock acquired upon exercise, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the day after the day that the Option is exercised.

Stock Appreciation Rights

     The grant of a stock appreciation right (a "SAR") to an optionee under the Plan will not result in the recognition of taxable income to the optionee or in a deduction for the Company. In general, upon exercise of a SAR granted in connection with an Incentive Stock Option or a Nonqualified Stock Option, the optionee will recognize ordinary income for Federal income tax purposes equal to the amount of any cash received plus the fair market value of any shares of Common Stock received. The Company is required to withhold income tax on amounts recognized as ordinary income, and is entitled to a tax deduction equal to the amount of income recognized by the optionee.


                              Accounting Treatment

     Option grants to employees with exercise prices less than the fair market value of the option shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accrued by the Company over the period the optionee vests in the option shares. Option grants at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     If one or more optionees are granted stock appreciation rights which have no conditions upon exercisability, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for those rights.


                              Stockholder Approval

     The affirmative vote of a majority of the voting power of the Company's common stock and Series C Preferred Stock, voting as a single class, present at the 1997 Annual Meeting, at which a quorum is present, is required for approval of this amendment to the 1995 Plan. If such approval is obtained, the amendment to the 1995 Plan will become effective immediately. Should such stockholder approval not be obtained, then the amendment to the 1995 Plan will not be effective.

     The Board of Directors recommends that you vote FOR this proposal. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.

                                 PROPOSAL THREE:
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has served as independent public accountants for the Company since 1987. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year ending March 31, 1998. A representative of KPMG Peat Marwick LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting.

     Although it is not required to do so, the Company wishes to provide stockholders with the opportunity to indicate their approval of the selection of auditors and accordingly is submitting a proposal to ratify the selection of KPMG Peat Marwick LLP. If the stockholders should fail to approve this proposal, the Board of Directors will consider the selection of another auditing firm.

     A majority of the voting power of the Common Stock and Series C Preferred Shares, voting as a single class, present at a meeting at which a quorum is present, is required for approval of the proposal.

     The Board of Directors recommends that you vote FOR ratification of KPMG Peat Marwick LLP to serve as the Company's auditors for the year ending March 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 21, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers as a group. Holders of Common Stock have one vote per share; holders of Series C Preferred Stock have five votes per share. The following table sets forth what such persons' beneficial security ownership position would be assuming the conversion of all Series C Preferred Stock and the exercise of all outstanding stock options and warrants, exercisable on the date hereof or within 60 days of July 21, 1997. All shares shown are subject to the named person's sole voting and investment power, subject to community property laws where applicable.

                                        Number of Shares          Approximate
                                          Beneficially          Percent Owned(1)
Name and Address                             Owned
----------------                        -----------------       ----------------
CNA Financial Corporation                   3,408,641 (2)             20.6
     CNA Plaza
     Chicago, IL 60685
American Cyanamid Company                     699,730 (4)              4.2
(A wholly owned subsidiary of American
Home Products Corporation)
   5 Giralda Farms
   Madison, NJ 07940

Julian C. Baker (3)                             3,000 (5)               *
Gerald R. Cysewski (3)                        469,433 (6)              2.8
Eva R. Reichl (3)                           1,807,000                 10.9
Ronald P. Scott (3)                            29,625 (7)               *
John T. Ushijima (3)                          285,600                  1.7
Paul C. Yuen (3)                               15,100                   *
All directors and executive officers as     2,720,508 (9)             16.3
a group (9 persons)(8)

--------------------------------
* Less than 1.0%

(1) Approximate percentage owned assumes full conversion of all 734,977 outstanding shares of Series C Preferred Stock into shares of Common Stock (for a total of 16,523,847 shares of Common Stock and Common Stock equivalents at July 21, 1997.)
(2) Represents 250,000 shares held by Fireman's Insurance Company of Newark, NJ ("Fireman's Insurance"), 183,486 shares held by National-Ben Franklin Company of Illinois ("National-Ben Franklin"), and 2,975,155 shares of Common Stock issuable upon conversion of 595,031 shares of Series C Preferred Stock held by Fireman's Insurance. National-Ben Franklin and Fireman's Insurance are indirect wholly owned subsidiaries of CNA Financial Corporation. Fireman's Insurance holds approximately 81.0% of the Series C Preferred Stock.
(3) Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.
(4) Represents 699,730 shares of Common Stock issuable upon conversion of 139,946 shares of Series C Preferred Stock. American Cyanamid Company holds approximately 19.0% of the Series C Preferred Stock.

(5) Includes options exercisable within 60 days of July 21, 1997 for 3,000 shares of Common Stock. Does not include 250,000 shares held by Fireman's Insurance, 183,486 shares held by National-Ben Franklin, and 2,975,155 shares of Common Stock issuable upon conversion of 595,031 shares of Series C Preferred Stock held by Fireman's Insurance. Mr. Baker is a representative of CNA Financial Corporation, the parent company of Fireman's Insurance and National Ben-Franklin, and he disclaims beneficial ownership of such shares.
(6) Includes options exercisable within 60 days of July 21, 1997 for 30,125 shares of Common Stock.
(7) Includes options exercisable within 60 days of July 21, 1997 for 16,375 shares of Common Stock.
(8) Does not include 250,000 shares held by Fireman's Insurance, 183,486 shares held by National-Ben Franklin, and 2,975,155 shares of Common Stock issuable upon conversion of 595,031 shares of Series C Preferred Stock held by Fireman's Insurance. Mr. Baker is a representative of CNA Financial Corporation, the parent company of Fireman's Insurance and National Ben-Franklin, and he disclaims beneficial ownership of such shares.
(9) Includes 124,750 shares issuable under option to purchase shares of Common Stock exercisable within 60 days of July 21, 1997 to: Julian C. Baker (3,000 shares); Gerald R. Cysewski (30,125 shares); Glenn D.
         Jensen (28,250 shares); Brent F. Kunimoto (18,000 shares); Kelly J. Moorhead (29,000 shares); Ronald P. Scott (16,375 shares).


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and any written representations that no other reports were required, all Section 16(a) filing requirements for the fiscal year ended March 31, 1997, applicable to its officers, directors and greater than ten percent stockholders were complied with.




                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and all executive officers of the Company who earned more than $100,000 for services rendered in all capacities to the Company (hereinafter referred to as the "named executive officers") for the fiscal years ended March 31, 1997, 1996, and 1995. No executive officers who would have otherwise been includable in such tables on the basis of salary and bonus earned for fiscal 1997 have resigned or terminated employment during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                    Compensation
                                        Annual Compensation               Awards
                                        -------------------         ------------
Name and                                                              Securities
Principal                     Fiscal                                  underlying
Position                      Year      Salary($)    Bonus($)         Options(#)
---------                     ------    ---------    --------       ------------
Gerald R. Cysewski              1997    $99,352      $ 7,427           14,500
  Chairman of the Board,        1996     94,640       37,500           14,500
  President and Chief           1995     86,809       10,000           11,000
  Executive Officer


Stock Options

     The following table contains information concerning the grant of stock options made under the Company's 1995 Stock Option Plan ("1995 Plan") for the 1997 fiscal year to the named executive officer. No stock appreciation rights ("SARs") have been granted under the 1995 Plan.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential
                     Number of    % of Total                              Realized Value at
                     Securities   Options                                 Assumed Annual
                     Underlying   Granted to     Exercise                 Rates of Stock Price
                     Options      Employees in   Price       Expiration   Appreciation
Name                 Granted(1)   Fiscal Year    Per Share   Date         For Option Term
----                 ----------   ------------   ---------   ----------   --------------------
                                                                             5%          10%

Gerald R. Cysewski      14,500       11.6%       $7.625      7/02/01      $30,515      $67,554

--------------
         (1) The options were granted under the 1995 Plan on July 2, 1996, and are exercisable in four equal and cumulative annual installments over the optionee's period of service with the Company, beginning one year after the grant date. The option has a term of five (5) years.



Option Exercises and Holdings

         The following table provides information with respect to the above named executive officer concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of the 1997 fiscal year. No SARs have been granted under the 1995 Plan.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES




                       Shares
                      Acquired                                 Number of Securities                       Value of Unexercised
                         on              Value                Underlying Unexercised                          In-the-Money
                      Exercise         Realized               Options at FY-End (#)                     Options at FY-End ($)(1)
Name                     (#)              ($)           Exercisable        Unexercisable          Exercisable          Unexercisable
---------             --------         --------         -----------        -------------          -----------          -------------
Gerald R.
Cysewski                 -0-              $ 0               20,125           30,875                 $71,711                 $30,195

(1) Market value of shares covered by in-the-money options on March 31, 1997 ($5.563), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.


     Reports of the Compensation and Stock Option Committee of the Board of
                      Directors on Executive Compensation

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of a minimum of two non-employee directors. During fiscal 1997 the Committee was composed of Ms. Reichl, and Messrs. Ushijima and Yuen. Since September 1996, Mr. Baker has been chairman of the Committee, replacing Mr. Yuen.

     The Committee is responsible for setting and administering the compensation policies, annual executive officer compensation, making recommendations on potential bonus and stock option plans, granting bonuses and recommending to the Board of Directors grants of stock options to executive officers.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, motivate and retain executives of outstanding ability, potential, and drive commensurate with the size and development requirements of the Company. Key elements of this philosophy are:

         - The Company pays competitively with comparable small companies with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets it pay parameters based in part on this review.

         - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         - The Company provides significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges.

         The Committee endeavors to balance Company needs and values with the employees' needs and believes that it is important that the Committee maintain this relationship.

Cash Compensation

     Base Salary. The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as surveys of biopharmaceutical companies both nationally and more specifically in the Western United States obtained from public information such as filings with the Securities and Exchange Commission. Based on such surveys, the executive officer salaries are set within the ranges of the surveys targeted at the median; the exact level is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility, and the needs of the Company.

     Incentive Bonus Compensation. The Committee believes that, as a general rule, annual compensation in excess of base salaries should be dependent on the employee's performance and the Company's performance, and should be awarded based on recommendations of the Committee, and in the discretion of the Board. Accordingly, at the beginning of each fiscal year, the Committee establishes a Management Incentive Plan for executive officers and other key management personnel under which executive officers and other key management personnel may earn bonuses, in amounts ranging up to 100% of the annual salaries, provided the Company achieves or exceeds the pre-tax net income goal established for the year.

     The net income goal is established in part on the basis of an annual operating plan developed by management and approved by the Board of Directors. The annual operating plan is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, and is developed on the basis of: (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating cost and cost savings that management believes can be achieved; and (iv) competitive conditions faced by the Company. Taking all of these factors into account, as part of the operating plan, bonus awards are determined under the Management Incentive Plan, and are fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

     In certain instances, bonuses under the Management Incentive Plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanded markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined at the beginning of the year to provide the requisite incentive for such performance.

     As a result of this performance-based Management Incentive Plan, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, increases in those years in which the Company achieves the anticipated level of growth and profitability. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, should tend to be lower.


Long-term Equity-based Compensation

         The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (generally the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if he or she remains in the employ of the Company and the market price of the shares appreciate over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also taken into account are the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an executive officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual, in the sole discretion of the Committee.

Chief Executive Officer's Compensation

     The Committee uses the same philosophy and procedures described above with respect to the other executive officers in setting the cash compensation and equity incentives for the Chief Executive Officer.

     The Committee reviewed Dr. Cysewski's fiscal year 1997 performance based upon the Company's achievements in terms of revenue growth and operating results, as well as the complexity of managing a high technology company. The Committee noted that Dr. Cysewski's base salary was the lowest salary for Chief Executive Officers of U.S. based biopharmaceutical companies of comparable size. Based on these considerations, the Committee decided in May 1996 that Dr. Cysewski's base salary should be increased by 5.3% to $100,000.

     Dr. Cysewski was a participant in the Company's 1997 Management Incentive Plan as described above. During fiscal 1997, the Company achieved record net sales and net income and, at the sole discretion of the Committee, Dr. Cysewski received a cash bonus of $7,427.

     Dr. Cysewski received a grant of an option to purchase 14,500 shares of Common Stock in 1997 based on his position as Chief Executive Officer, and the desire to provide him with a continuing economic interest in the long term appreciation of the Company's Common Stock.

     Submitted by the Compensation and Stock Option Committee of the Company's Board of Directors.

                                                       Julian C. Baker, Chairman
                                                                   Eva R. Reichl
                                                                John T. Ushijima



     The material in this report and the accompanying Stockholder Return Performance Table is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Company's Compensation Committee is a current or former officer or employee of the Company or its subsidiaries and no executive officer of the Company was a member of the Compensation Committee of any corporation of which a member of the Company's Compensation Committee is an executive officer.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph sets forth the Corporation's total cumulative stockholder return as compared to the NASDAQ Composite Index and the NASDAQ Pharmaceutical index for the period beginning March 31, 1992 and ending March 31, 1997. Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Corporation, the stocks represented in the NASDAQ Composite - US Index and the NASDAQ Pharmaceutical Index, respectively. Total return assumes reinvestment of dividends; the Corporation has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future performance.

[GRAPHIC OMITTED]

                                                                  Nasdaq
                                      Cyanotech      Nasdaq       Pharmaceutical
                                      Corporation    Composite    Index
                                      -----------    ---------    --------------
3/92................................  $   100        $ 100        $ 100
3/93................................      171          115           69
3/94................................      121          124           70
3/95................................      157          138           70
3/96................................      814          187          123
3/97................................      636          208          112

                              CERTAIN TRANSACTIONS

     In connection with the purchase by Eva R. Reichl in 1993 of 1,800,000 shares of the Company's Common Stock, certain holders of Common Stock, including Gerald R. Cysewski (the "Holders"), the Company and Ms. Reichl entered into a Stockholders Agreement dated as of May 17, 1993 (the "Stockholders Agreement"). Under the Stockholders Agreement, the parties agreed that without approval of a majority of the Holders' and Ms. Reichl's shares, the Company would not propose, and the Holders and Ms. Reichl would not vote for, any resolution, Bylaw change or other proposal that would increase the Company's Board of Directors to more than six members. In addition, the Company is obligated under the Stockholders Agreement to notify Ms. Reichl of any Board elections so that she may nominate one person for election as a director. She has nominated herself at this election. At any Board election, the Holders and Ms. Reichl have agreed to vote their shares to elect such nominee. The Stockholders Agreement terminates when Ms. Reichl sells, transfers or disposes of any of the 1,800,000 shares acquired, other than by will, the laws of descent, or to an entity controlled by Ms. Reichl. See " Security Ownership of Certain Beneficial Owners and Management."


                                  OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by Proxies will be voted in accordance with the judgment of the persons named in such proxies.

     The Company will provide, without charge, to each person whose proxy is solicited by this Proxy Statement, on the written request of such person, a copy of the Company's most recent Annual Report on Form 10-K, including the exhibits thereto, as filed by the Company with the Securities and Exchange Commission. Requests should be directed to: Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

     The Annual Report to the Stockholders of the Company, for the fiscal year ended March 31, 1997, including financial statements, is enclosed with this proxy statement.

     You are most cordially invited to attend this meeting in person. However, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy as promptly as possible in the envelope provided. This will not prevent you from voting in person at the meeting if you so desire.


                                              By Order of the Board of Directors

                                                                 Ronald P. Scott
                                                                       Secretary

Kailua-Kona, Hawaii
July 21, 1997

PROXY                         CYANOTECH CORPORATION                        PROXY
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 17, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald P. Scott and Gerald R. Cysewski and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held at the King Kamehameha's Kona Beach Hotel, 75-5660 Palani Road, Kailua-Kona, Hawaii on Wednesday, September 17, 1997 at 2:00 p.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 21, 1997.

1. ELECTION OF DIRECTORS.
   FOR all nominees  listed  below      WITHHOLD  AUTHORITY  to  vote  for  all
   (except as marked to the contrary)   nominees.
                                        (To withhold authority to vote for any
                                        nominee, strike a line through nominee's name in list below.)
   Directors  to  be  elected  by holders of Common Stock and Series C Preferred
   Stock:
   JULIAN C. BAKER, GERALD R. CYSEWSKI, EVA R. REICHL, RONALD P. SCOTT, JOHN T. USHIJIMA, PAUL C. YUEN

2. APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN (THE "PLAN") INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE OF OPTIONS UNDER THE
   PLAN FROM 400,000 TO 800,000.      For              Against           Abstain

3. RATIFY  SELECTION  OF  KPMG PEAT MARWICK LLP  AS  INDEPENDENT ACCOUNTANTS FOR
   FISCAL YEAR 1998.                  For              Against           Abstain

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.








     All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

     Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.




                                             Dated:                         1997

                                                   -----------------------------
                                                            Signature

                                                   -----------------------------
                                                            Signature




     Please sign and date this proxy and return it promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.